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                AMENDMENT NO. 10 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 10 TO FUND PARTICIPATION AGREEMENT is effective November 1, 2009, by and among HARTFORD LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS") and the investment advisor of the Issuer, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company, ACIS and Investment Advisor are parties to a certain Fund Participation Agreement dated April 7, 1992, as amended April 18, 1996, July 2, 1996, July 1, 1997, June 30, 1998, December 22, 1998, October 1, 2000,
April 1, 2002, July 14, 2003 and May 19, 2004 (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement to clarify that 12b-1 fees are paid to the Company's affiliate, Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, a member of the Financial Industry Regulatory Authority, and affiliate of Hartford Life Insurance Company;

     NOW, THEREFORE, pursuant to Section 18, the Agreement is hereby amended as follows:

     1. Hartford Securities Distribution Company, Inc. is hereby added as a party to the Agreement.

     2. Subsection 8(b) of the Agreement (as amended by Amendment No. 9 to the Agreement, dated as of May 19, 2004, is hereby amended to delete the word "Company" in the second place in which it appears in this subsection and insert the following phrase: " Company's affiliate, Hartford Securities Distribution Company, Inc." This sentence, as amended, should read as follows:

          "In consideration of performance of the Distribution Services specified on EXHIBIT C by the Company, ACIS will pay the Company's affiliate, Hartford Securities Distribution Company, Inc., a fee (the "Distribution Fee") of 25 basis points (0.25%) of the average aggregate amount invested by the Company in Advisor and/or A Class shares of the Funds under this Agreement and 50 basis points (0.50%) of the average aggregate amount invested by the Company in R Class shares of the Funds under this Agreement."

     3. A new subsection (f) is hereby added to the end of Section 8, to read as follows:

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               "(f)  Fees paid in accordance with each Fund's Rule 12b-l plan will be made payable to the Company's affiliate, Hartford Securities Distribution Company, Inc., a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934 and member of the Financial Industry Regulatory Authority."

     4. Section 19 is hereby deleted in its entity and restated to read as follows:

               "19   This Agreement and any amendments hereto may be executed
          simultaneously in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same instrument."

     5. The first paragraph of indented language in Section 14 is hereby amended to add the following to the end of this section:

                     If to Hartford Securities Distribution Company, Inc.:

                            Hartford Securities Distribution Company, Inc. 200 Hopmeadow Street
                            Simsbury, Connecticut 06089
                            Attention: General Counsel

                  [Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to the
Agreement.


HARTFORD LIFE INSURANCE COMPANY        HARTFORD SECURITIES DISTRIBUTION
                                       COMPANY, INC.

/s/ Richard E. Cady                    /s/ Richard E. Cady
------------------------------------   ------------------------------------
Print name and title                   Print name and title

Richard E. Cady                        Richard E. Cady
------------------------------------   ------------------------------------
Signature           AVP                Signature           AVP

11/13/09                               11/13/09
------------------------------------   ------------------------------------
Date                                   Date

AMERICAN CENTURY                       AMERICAN CENTURY
INVESTMENT SERVICES, INC.              INVESTMENT MANAGEMENT, INC.

Cindy A. Johnson, Vice President       Otis H. Cowan, Vice President
------------------------------------   ------------------------------------
Print name and title                   Print name and title

/s/ Cindy A. Johnson                   /s/ Otis H. Cowan
------------------------------------   ------------------------------------
Signature                              Signature

11/9/09                                11/9/09
------------------------------------   ------------------------------------
Date                                   Date

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